Exhibit 99.1
Vail Resorts Announces Leadership Transition
Rob Katz to return as CEO

Company reaffirms fiscal 2025 guidance
and pass sales trends provided in the April metrics release

BROOMFIELD, Colo. - May 27, 2025 - Vail Resorts, Inc. (NYSE: MTN) today announced that Rob Katz, current Executive Chairperson and former Chief Executive Officer, has been appointed CEO of the Company. Katz, age 58, succeeds Kirsten Lynch, who has stepped down as CEO and as a director of the Board. Lynch will remain in an advisory role to the Company for an interim period to facilitate a smooth transition.

“As Vail Resorts continues to execute its strategic priorities and transformational initiatives, the Board believes now is the right time for this leadership transition,” said Bruce Sewell, Lead Independent Director of the Board. “Rob has a strong track record of driving innovation and executing consistent performance at Vail Resorts and has played a critical role in the development of Vail Resorts’ operations and long-term strategy for over the past three decades. Rob’s 16 years as CEO included reinvigorating the Company during times of industry stagnation and challenging macro environments. We look forward to continuing to work closely with him to ensure that Vail Resorts consistently delivers for our employees, guests, communities, and shareholders as the worldwide ski industry leader.”

Sewell continued, “We are incredibly grateful for Kirsten’s leadership and contributions over her 14-year career with Vail Resorts, including driving transformational growth of the Epic Pass, stewarding the business through unprecedented challenges, and driving meaningful investments in innovation to position Vail Resorts for future success.”

Katz commented, “It is an honor to step back into the role of CEO of Vail Resorts, and it is a privilege to lead the incredible people who make our resorts and our Company so special. I remain as passionate about Vail Resorts, the sport of skiing and snowboarding, and this industry as when I first became CEO nearly two decades ago. While the environment and the Company itself have changed, what remains the same is our deep-rooted commitment to all our stakeholders, including to our team members, our truly unique mountain resorts, and the communities we serve, as well as to our culture of innovation and constant improvement. I am very optimistic about the future of Vail Resorts and delivering for all our stakeholders. I want to thank Kirsten for her leadership over the past three and a half years; she has set us up for the next phase of growth, and I look forward to building upon that work.”

Lynch said, “It has been an Experience of a Lifetime to serve 14 years on the executive team at Vail Resorts, including more than three years as CEO. I want to share my sincerest appreciation to all our talented team members for their passion for our mountains, our guests, and our communities. I also have deep gratitude to Bruce, Rob, the entire Board, and our executive team for their partnership. I am a lifelong champion of Vail Resorts and look forward to seeing the next phase of the Company’s journey.”

Katz will continue to serve as the Chairperson of the Board, which comprises 11 directors.

Fiscal 2025 Outlook and Spring Pass Sales

For fiscal 2025, the Company reaffirms the guidance outlook provided in the April 24, 2025 metrics release, and expects Resort Reported EBITDA for fiscal 2025 to be in the lower half of the guidance range issued on March 10, 2025, excluding the one-time costs related to the CEO transition.

Vail Resorts also notes that early season pass sales results through the May 26, 2025 pass deadline remain consistent with the trends provided in the April 24, 2025 metrics release.

The Company will discuss the fiscal 2025 outlook and pass sales results in further detail on its fiscal 2025 third quarter earnings call, scheduled for 5:00 p.m. Eastern time on Thursday, June 5, 2025.

About Robert Katz

Katz, age 58, previously served as Chief Executive Officer of Vail Resorts beginning in February 2006, was appointed Chairperson of the Board of Directors in March 2009, and served in both roles until November 2021, at which point he was appointed Executive Chairperson. He previously served as Lead Director of Vail Resorts from June 2003 until his appointment as CEO. Katz has served on the Board since 1996 and has been involved with the Company since 1991. Prior to becoming CEO of Vail Resorts, he was associated with Apollo Management L.P., a private equity investment firm, since its founding in 1990. Katz is a founder and board member of the Katz Amsterdam Foundation, which has a long track record of working with mountain communities to improve access to mental and behavioral healthcare. Katz currently serves on the Board of Directors of YETI Holdings, Inc. and on the Wharton Leadership Advisory Board. He has previously served on numerous private, public, and non-profit boards.

About Vail Resorts, Inc. (NYSE: MTN)

Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun and Crans-Montana Mountain Resort in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.

Forward-Looking Statements

Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including the statements regarding fiscal 2025 performance and the assumptions related thereto, including, but not limited to, our expected Resort Reported EBITDA and early season pass sales. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to risks related to a prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries and our business and results of operations; risks associated with the effects of high or prolonged inflation, elevated interest rates and financial institution disruptions; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the ultimate amount of refunds that we could be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences, discretionary spending habits; risks related to travel and airline disruptions, and other adverse impacts on the ability of our guests to travel; risks related to interruptions or disruptions of our information technology systems, data security or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; our ability to acquire, develop and implement relevant technology offerings for customers and partners; the seasonality of our business combined with adverse events that may occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures, or accurately identify the need for, or anticipate the timing of certain capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to resource efficiency transformation initiatives; risks related to federal, state, local and foreign government laws, rules and regulations, including environmental and health and safety laws and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products, properties and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; our ability to successfully launch and promote adoption of new products, technology, services and programs; risks related to our workforce, including increased labor costs, loss of key personnel and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; risks related to labor disruptions or strikes from labor unions representing certain of our employees; our ability to successfully integrate acquired businesses, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe, or that acquired businesses may fail to perform in accordance with expectations; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; risks related to scrutiny and changing expectations regarding our environmental, social and governance practices and reporting; risks associated with international operations, including fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations or interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future litigation and legal claims; changes in accounting judgments and estimates, accounting principles, policies or guidelines; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, which was filed on September 26, 2024.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Vail Resorts Contacts:
Investor Relations: Jack McCarthy, InvestorRelations@vailresorts.com
Media: Sara Olson, News@vailresorts.com